Exhibit 5.1

January 29, 2021

ENGlobal Corporation
654 N. Sam Houston Parkway E., Suite 400
Houston, Texas 77060-5914

Ladies and Gentlemen:

We are acting as special Nevada counsel for ENGlobal Corporation, a Nevada corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), on a registration statement on Form S-3 (the “Registration Statement”) including (i) a base prospectus (the “Prospectus”) relating to the offer and sale from time to time, pursuant to Rule 415 under the Securities Act, of up to $100,000,000 of: (A) shares of common stock, par value $0.0001 per share (the “Common Stock”), (C) shares of preferred stock, par value $0.0001 per share (the “Preferred Stock” and together with the Common Stock, each a “Security” and collectively the “Securities”); and (ii) the sales agreement prospectus contained therein (the “ATM Prospectus”) relating to the sale by the Company of shares of Common Stock having an aggregate offering price of up to $25,000,000 (the “ATM Shares”) pursuant to that certain At Market Issuance Sales Agreement, dated January 29, 2021 (the “Sales Agreement”), between the Company and B. Riley Securities, Inc.

We have reviewed and are familiar with (a) the Registration Statement, together with the Prospectus and the ATM Prospectus; (b) the Company’s Articles of Incorporation, as amended, and Bylaws, as amended, (c) a certificate of an officer of the Company representing certain matters in connection with the original issuance of the Common Stock, which representations we have assumed the validity of and relied on, and (d) such other matters as we have deemed necessary for this opinion.

Based upon the foregoing, we are of the opinion that:

1. With respect to shares of Common Stock, when both (a) the Company’s Board of Directors (the “Board”) has taken all necessary corporate action to authorize the issuance of the shares of Common Stock, the terms of the offering thereof and related matters and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered (or non-certificated shares of Common Stock shall have been properly issued) either (i) in accordance with the applicable underwriting, purchase or similar agreement or (ii) upon conversion or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, then the shares of Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to shares of Preferred Stock, when both (a) the Board has taken all necessary corporate action to authorize the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a certificate of designations relating to such Preferred Stock as required by applicable law (a “Certificate of Designations”) and the filing of the Certificate of Designations as required by applicable law and (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered (or non-certificated shares of Preferred Stock shall have been properly issued) either (i) in accordance with the applicable underwriting, purchase or similar agreement or (ii) upon conversion or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, then the shares of Preferred Stock will be validly issued, fully paid and non-assessable.

T 775.327.3000 F 775.786.6179	Alaska	Montana	Utah
5441 Kietzke Lane, Suite 200	Colorado	Nevada	Washington, D.C.
Reno, NV 89511-2094	Idaho	New Mexico	Wyoming
www.hollandhart.com

January 29, 2021 Page 2

3. With respect to the ATM Shares offered under the ATM Prospectus and pursuant to the Sales Agreement, when (i) the ATM Prospectus has been delivered and filed as required by such laws; (ii) the Board has taken all necessary corporate action to authorize the issuance of the ATM Shares and related matters; and (iii) the certificates for the ATM Shares have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered against payment therefor in accordance with the terms of the Sales Agreement and the Board’s authorization of such issuance, then the ATM Shares will be validly issued, fully paid and nonassessable.

The opinions expressed above are subject in all respects to and qualified by our assumptions that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Securities Act and will comply with all applicable provisions of the Securities Act and the rules and regulations thereunder, and such state securities rules, regulations and laws as may be applicable; (ii) the Registration Statement will remain effective and comply with all applicable provisions of the Securities Act and the rules and regulations thereunder, and such state securities rules, regulations and laws as may be applicable at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement will have been prepared and filed with the Securities and Exchange Commission (the “Commission”) describing the Securities offered thereby and will comply with the Securities Act and the rules and regulations thereunder, and state securities rules, regulations and laws as may be applicable at the time the Securities are offered or issued as contemplated by the Registration Statement; (iv) no stop order of the Commission preventing or suspending the use of the prospectus contained in the Registration Statement or any prospectus supplement will have been issued; (v) all Securities will be issued and sold in compliance with the Securities Act and the rules and regulations thereunder, the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder and such applicable state securities rules, regulations and laws as may be applicable at the time the Securities are offered or issued as contemplated by the Registration Statement and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, and the consideration payable for the Securities sold thereunder shall have been paid to the Company in accordance with such underwriting, purchase or similar agreement; (vii) the consideration paid under any underwriting, purchase or similar agreement for Common Stock or Preferred Stock, including Common Stock or Preferred Stock underlying any Securities, whether in cash, through the issuance of another Security, or a combination of cash or any other Security, shall be not less than the consideration approved by the Board and shall not be less than the par value of any Common Stock or Preferred Stock, as the case may be, issued under the Registration Statement; (viii) at the time of issuance of any shares of Common Stock or Preferred Stock (including any such shares issuable upon the conversion of another Security), the Company has a sufficient number of authorized but unissued shares of Common Stock or Preferred Stock, as the case may be, under its Articles of Incorporation; (ix) any Securities issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (x) there shall not have occurred any change in law affecting the validity of any such Security; and (xi) none of the terms of any Security to be established after the date hereof, nor the issuance and delivery of any such Security nor the compliance by the Company with the terms of such Security will violate any applicable law or will result in violation of any provision of any instrument or agreement then binding on the Company, or will violate any restriction imposed by a court or governmental body having jurisdiction over the Company.

This opinion is limited to matters governed by the laws of the State of Nevada.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement and to the reference to our Firm under the heading “Legal Matters” in the Prospectus and the ATM Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely,

/s/ Holland & Hart LLP

T 775.327.3000 F 775.786.6179	Alaska	Montana	Utah
5441 Kietzke Lane, Suite 200	Colorado	Nevada	Washington, D.C.
Reno, NV 89511-2094	Idaho	New Mexico	Wyoming
www.hollandhart.com